     THIS FIFTH SUPPLEMENTAL INDENTURE AND CONSENT (this "Supplemental
Indenture") is dated as of March 30, 2005, among Panavision Inc., a Delaware corporation (the "Issuer"), the Subsidiary Guarantors and Wilmington Trust
Company, as indenture trustee (the "Trustee") and as collateral trustee (the
"Collateral Trustee"). Capitalized terms used herein and not otherwise defined shall have the respective meaning ascribed to such terms in the Indenture (as defined below).

     WHEREAS, the Issuer, the Subsidiary Guarantors, the Collateral Trustee and
the Trustee entered into an Indenture (as amended by the First Supplemental
Indenture and Waiver dated as of August 11, 2004, the Second Supplemental
Indenture dated as of September 16, 2004, the Third Supplemental Indenture dated as of September 30, 2004 and the Fourth Supplemental Indenture, dated as of
December 29, 2004, the "Indenture") dated as of January 16, 2004, to provide for the issuance of the Issuer's 12.50% Senior Secured Notes due January 2009;

     WHEREAS, the Issuer has requested, and the Subsidiary Guarantors, the
Collateral Trustee and the Trustee have agreed, that certain provisions of the
Indenture be amended in the manner provided herein;

     WHEREAS, Section 10.2 of the Indenture generally permits the Indenture to be amended or supplemented with the written consent of the Majority Holders;

     WHEREAS, the Issuer has received the written consent of the Majority
Holders as of March 30, 2005 to the amendments and consent contemplated by this
Supplemental Indenture; and

     WHEREAS, the Issuer, the Subsidiary Guarantors, the Collateral Trustee and
the Trustee are authorized to enter into this Supplemental Indenture;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Issuer, the Subsidiary Guarantors and the Trustee hereby agree for the equal and the ratable benefit of all Holders of the Notes as follows:

                                   ARTICLE ONE

          1.1 Amendments. (a) Section 1.01 of the Indenture is hereby amended by inserting the following new definitions in the appropriate alphabetic order:

               "Fifth Supplemental Indenture" means the Fifth Supplemental
Indenture and Consent, dated as of March 30, 2005, among the Issuer, the
Subsidiary Guarantors and Wilmington Trust Company, as indenture trustee and as collateral trustee.

               "Maximum Outstanding Amount" means, with respect to any date on which a repayment of Indebtedness under the Mafco Line of Credit is to be made in

                                                                               2

accordance with Section 5.3(b)(viii), the greatest principal amount that is outstanding at any time under the Mafco Line of Credit during the period from
(x) March 28, 2005 through and including (y) the date on which such repayment of
Indebtedness under the Mafco Line of Credit is to be made.

               "UK Asset Purchase": the purchase by the Issuer or any Subsidiary of the Issuer of camera, lighting and grip assets from the UK Seller, pursuant to the terms of the UK Asset Purchase Agreement and the purchase of equipment and other assets from lessors of the UK Seller.

               "UK Asset Purchase Agreement": that certain purchase agreement, dated on or about March 31, 2005, among the UK Seller and the Issuer or any
Subsidiary of the Issuer.

               "UK Seller": VFG Hire Limited (in administration).

          (b) The definition of "Mafco Line of Credit" is hereby amended and restated in its entirety to read as follows: "Mafco Line of Credit" means that certain Amended and Restated Senior Subordinated Line of Credit
     Agreement, dated as of the date hereof, between Issuer and MacAndrews &
     Forbes Holdings Inc., as amended and restated on March 30, 2005 and as may be further amended, modified or supplemented from time to time in accordance with Section 5.11.

          (c) The definition of "Permitted Investments" is hereby amended by (i)
     deleting the term "and" at the end of clause (xiv) thereof and (ii)
     deleting the "." at the end of clause (xiv) and replacing it with the following:

          "; (xv) (i) Investments by the Issuer or its Subsidiaries in
          Panavision Europe Ltd. or any other Subsidiary of the Issuer in an amount not to exceed $8,000,000 (which amount shall be used solely for the purpose of consummating the UK Asset Purchase) and (ii) for the avoidance of doubt, the UK Asset Purchase; provided, that (i) no
          Default or Event of Default shall then be continuing or result therefrom, (ii) no consents or approvals shall be needed for the UK
          Asset Purchase (other than those that have been obtained on or prior to the date of the UK Asset Purchase), (iii) the UK Asset Purchase shall have been consummated on or before May 31, 2005 and (iv) the total purchase price therefor (which shall include transaction costs and any Indebtedness assumed in connection with the UK Asset Purchase)
          shall not exceed $8,000,000; and

          (xvi) other Investments in connection with the consummation of an acquisition; provided, that (i) the total amount of such Investments
          (which shall include transaction costs in connection with such
          Investments) permitted pursuant to this clause (xvi)) shall not exceed

                                                                               3

          $5,000,000, (ii) no Default or Event of Default shall then be continuing or result therefrom and (iii) no consents or approvals shall be needed for such Investment (other than those that have been obtained on or prior to the date of such Investment)."

          (d) The definition of "Permitted Liens" is hereby amended by deleting clause (q) thereof and replacing it with the following:

          "Liens on any Property of any Foreign Subsidiary securing obligations of such Foreign Subsidiary in respect of Indebtedness permitted by
          Section 5.17(k)(i)".

          (e) The definition of "Transaction Charges" is hereby amended by (i)
     deleting the phrase "and Fourth Supplemental Indenture" in clause (d)
     thereof and (ii) replacing it with the following: ", Fourth Supplemental
     Indenture and Fifth Supplemental Indenture".

          (f) Section 5.3(b)(viii) is hereby amended by inserting the following language immediately after the ";":

          "provided, that if after giving effect to such repayment, the outstanding principal amount of Indebtedness under the Mafco Line of
          Credit would be less than the Maximum Outstanding Amount minus
          $20,000,000, then such repayment may be made only to the extent such payment is funded out of the portion of Excess Cash Flow (as defined in the Senior Credit Facility as of the date of the Fifth Supplemental
          Indenture) which is not required for mandatory prepayment under the
          Senior Credit Facility (or, if the Senior Credit Facility is amended, restated, supplemented or otherwise modified or refinanced after the date of the Fifth Supplemental Indenture, only to the extent that such repayment would not have been required to be applied as a mandatory prepayment in accordance with the provisions of the Senior Credit
          Facility as in effect on the date of the Fifth Supplemental
          Indenture)".

          (g) Section 5.17 of the Indenture is hereby amended by (i) restating in its entirety subsection (k) thereof as follows:

          "(k) (i) Indebtedness of Foreign Subsidiaries and (ii) Capital Lease
     Obligations and Purchase Money Indebtedness; provided, that (A) the maximum amount of Indebtedness that may be created, incurred, assumed or suffered to exist pursuant to this Section 5.17(k) will not be deemed to be exceeded, with respect to any such outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies, (B) for the

                                                                               4

     purposes of determining compliance with this Section 5.17(k), the U.S.
     dollar equivalent principal amount of any such Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was created, incurred, assumed or suffered to exist, (C) the aggregate outstanding principal amount of Indebtedness incurred pursuant to this Section 5.17(k)
     shall not at any time exceed $20,000,000 and (D) with respect to clause
     (ii) above, the maximum amount of Indebtedness of the Issuer or any of its
     Domestic Subsidiaries in respect of Capital Leases and Purchase Money
     Indebtedness shall not exceed $15,000,000;"

     and (ii) restating in its entirety subsection (l) thereof as follows: "(l)
[Intentionally Omitted];".

          (h) Section 7.1(a)(xiii) of the Indenture is hereby amended by (i)
     deleting the dollar amount "$20,000,000" set forth therein and substituting in lieu thereof the following:

          "$32,000,000 (or, on and after the date of the consummation of the UK
          Asset Purchase, an amount equal to the sum of (x) $32,000,000 plus (y)
          the total purchase price (including transaction costs) of the UK Asset
          Purchase, such sum not to exceed $40,000,000 in the aggregate)".

          1.2 Consent. Notwithstanding anything to the contrary contained in
     Section 5.11 of the Indenture, the Issuer shall be permitted to enter into the amendment and restatement of the Mafco Line of Credit substantially in the form attached as Schedule I hereto.

          1.3 Supplement to Schedule II. Schedule II is hereby supplemented by adding to such schedule the information set forth in Annex A hereto.

                                   ARTICLE TWO

                                  Miscellaneous

          2.1 Effect of the Supplemental Indenture. This Supplemental Indenture
     supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Notes issued thereunder shall continue in full force and effect.

                                                                               5

          2.2 Effectiveness. This Supplemental Indenture shall become effective as of the date hereof.

          2.3 Amendment Fee. Each Holder of Notes that consents to this
     Supplemental Indenture by executing and delivering a Written Consent in the manner and by the date and time provided for in the Written Consent shall receive the amendment fee set forth therein.

          2.4 Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     2.5 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD
TO CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF
THE LAW OF ANY OTHER JURISDICTION.

          2.6 Recitals. The Trustee shall not be responsible for any recital herein (other than the last recital as it applies to the Trustee) as such recitals shall be taken as statements of the Issuer, or the validity of the execution by the Issuer of this Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Supplemental
     Indenture.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed on this 30 day of March, 2005.

                                     PANAVISION INC.

                                    By:  /s/ Bobby G. Jenkins
                                         ---------------------------------------
                                         Name: Bobby G. Jenkins
                                         Title: Executive Vice President and CFO

                                     PANAVISION U.K. HOLDINGS, INC., as
                                     a Subsidiary Guarantor

                                    By:  /s/ Bobby G. Jenkins
                                         ---------------------------------------
                                         Name: Bobby G. Jenkins
                                         Title: Executive Vice President and CFO

                                     LPPI, LLC, as a Subsidiary Guarantor

                                    By:  /s/ Bobby G. Jenkins
                                         ---------------------------------------
                                         Name: Bobby G. Jenkins
                                         Title: Executive Vice President and CFO

                                     PANAVISION GP Inc., as a Subsidiary
                                     Guarantor

                                    By:  /s/ Bobby G. Jenkins
                                         ---------------------------------------
                                         Name: Bobby G. Jenkins
                                         Title: Executive Vice President and CFO

                                     PANAVISION INTERNATIONAL, L.P., as
                                     a Subsidiary Guarantor
                                     By: Panavision GP Inc., as General
                                     Partner

                                    By:  /s/ Bobby G. Jenkins
                                         ---------------------------------------
                                         Name: Bobby G. Jenkins
                                         Title: Executive Vice President and CFO

                                     PANY RENTAL INC., as a Subsidiary
                                     Guarantor

                                    By:  /s/ Bobby G. Jenkins
                                         ---------------------------------------
                                         Name: Bobby G. Jenkins
                                         Title: Executive Vice President and
                                                Asst. Secretary

                                     PANAVISION FEDERAL SYSTEMS, LLC, as a
                                     Subsidiary Guarantor

                                    By:  /s/ Bobby G. Jenkins
                                         ---------------------------------------
                                         Name: Bobby G. Jenkins
                                         Title: Executive Vice President

                                     TFN LIGHTING CORP., as a Subsidiary
                                     Guarantor

                                    By:  /s/ Bobby G. Jenkins
                                         ---------------------------------------
                                         Name: Bobby G. Jenkins
                                         Title: Executive Vice President and
                                                Asst. Secretary

                                     PANAVISION REMOTE SYSTEMS, LLC, as a
                                     Subsidiary Guarantor

                                    By:  /s/ Bobby G. Jenkins
                                         ---------------------------------------
                                         Name: Bobby G. Jenkins
                                         Title: Executive Vice President and CFO

                                    WILMINGTON TRUST COMPANY, as Trustee

                                   By:  /s/ Michael G. Oller, Jr
                                        ----------------------------------------
                                        Name: Michael G. Oller, Jr
                                        Title: Senior Financial Services Officer

                                    WILMINGTON TRUST COMPANY, as Collateral
                                    Trustee

                                   By:  /s/ Michael G. Oller, Jr
                                        ----------------------------------------
                                        Name: Michael G. Oller, Jr
                                        Title: Senior Financial Services Officer

                                                                         ANNEX A

SCHEDULE II TO INDENTURE

                   INDEBTEDNESS OUTSTANDING ON THE ISSUE DATE

                               OTHER INDEBTEDNESS

1.   All indebtedness pursuant to the Indenture, dated as of February 11, 1998, between PX Escrow and The Bank of New York, as Trustee, as supplemented by the First Supplemental Indenture dated June 4, 1998, among PX Escrow,
     Panavision Inc. and The Bank of New York, as Trustee.